UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

VOGENX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43441	86-3697324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 19469 Raleigh, North Carolina	27619
(Address of principal executive offices)	(Zip Code)

(919) 659-5677

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOGX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on August 13, 2026, Vogenx, Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “Offering”) of 6,250,000 shares of the Company’s common stock, par value $0.0001 per share, at a public offering price of $13.00 per share, generating gross proceeds of $81,250,000. Under the terms of an underwriting agreement dated August 11, 2026 (the “Underwriting Agreement”) by and between the Company and JonesTrading Institutional Services LLC (the “Underwriter”), the Company granted the Underwriter a 45-day option to purchase up to 937,500 additional shares of common stock at the public offering price of $13.00 (the “Over-Allotment Option”).

On August 19, 2026, the Company closed on the fully exercised Over-Allotment Option, resulting in additional gross proceeds to the Company of approximately $12,187,500, before deducting underwriting discounts, commissions and offering expenses. After giving effect to the full exercise of the Over-Allotment Option, a total of 7,187,500 shares of common stock have been issued and sold in the Offering, and the gross proceeds from the Offering, including the full exercise of the Over-Allotment Option, before deducting underwriting discounts, commissions and estimated offering expenses, were approximately $93,437,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vogenx, Inc.

Date: August 19, 2026	By:	/s/ James Green
	Name:	James Green
	Title:	Chief Executive Officer